UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2009
Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)
Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)
214-631-1166

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On May 14, 2009, Silverleaf Resorts, Inc. (the “Registrant”) entered into a definitive agreement with Grace Brothers, Ltd., Chicago, Illinois, and one of its wholly-owned subsidiaries (collectively “Grace Brothers”), concerning the exchange of $10.0 million in the Registrant’s 8% senior subordinated notes due 2010, currently held by Grace Brothers (“Old Notes”) for $10.0 million in a new class of 10% senior subordinated notes due 2012 (“New Notes”). Grace Brothers will also receive a cash payment on the Old Notes equal to the accrued and unpaid interest on the Old Notes exchanged. The agreement also provides that the Registrant will purchase from Grace Brothers an additional $3.5 million in principal amount of Old Notes for a purchase price of $3.5 million in cash, plus a cash payment equal to the accrued and unpaid interest on the Old Notes purchased. The transaction is subject to customary closing conditions.
          Approximately $22.5 million in principal amount of the Registrant’s Old Notes is currently outstanding, with Grace Brothers holding $14.011 million in principal amount, which represents approximately 62.4% of the class. There will be only approximately $8.97 million in Old Notes remaining outstanding following consummation of the note exchange and the note purchase with Grace Brothers, including $511,000 in principal amount of Old Notes which Grace Brothers will continue to hold. The Registrant’s Old Notes mature on April 1, 2010, and will be retired in accordance with their terms. Grace Brothers and certain of its affiliates also beneficially own approximately 19.6% of Silverleaf’s common stock.
          The Registrant is entering into this reorganization of its subordinated debt structure with the largest holder of this class of its subordinated indebtedness for the purpose of improving the Registrant’s short-term liquidity by extending over an additional two years a portion of debt maturities that were scheduled to occur in April 2010. The note exchange will free up additional available cash flow in the near term that can be used to finance the Registrant’s operations at a time when the credit markets remain tight.
          The terms of the New Notes will be substantially similar to the terms of the Old Notes, except that the New Notes will begin paying equal quarterly payments of principal and interest beginning on July 1, 2010, and continuing thereafter on each October 1, January 1, April 1, and July 1 until the New Notes are paid in full on April 1, 2012. The trustee under the indentures securing both the Old Notes and the New Notes is Wells Fargo Bank.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
          In connection with the matters described in Items 1.01 and 2.03 above, the Registrant issued a press release on May 14, 2009. The information in this item (including Exhibit 99.1) and the exhibit referenced as Exhibit 99.1 in Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will such information or exhibit be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description of Exhibit

*10.1	Purchase and Exchange Agreement dated effective as of May 14, 2009, by and among the Registrant, Grace Brothers, Ltd., and Bigstar International, LLC
**99.1	Press release issued by the Registrant on May 14, 2009.

*	filed as Exhibit T3E to the Registrant’s Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3, filed on May 14, 2009 and incorporated herein by reference.

**	filed herewith
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 14, 2009	SILVERLEAF RESORTS, INC.
	By:	/S/ ROBERT M. SINNOTT
		Name:	Robert M. Sinnott
		Title:	Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*10.1	Purchase and Exchange Agreement dated effective as of May 14, 2009, by and among the Registrant, Grace Brothers, Ltd., and Bigstar International, LLC
**99.1	Press release issued by the Registrant on May 14, 2009.

*	filed as Exhibit T3E to the Registrant’s Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3, filed on May 14, 2009 and incorporated herein by reference.

**	filed herewith